UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  AUGUST 21, 2003


                              HERCULES INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                     001-00496                    51-0023450
(State or Other Jurisdiction    Commission File Number)         (IRS Employer
       of Incorporation)                                  Identification Number)

 1313 NORTH MARKET STREET, WILMINGTON, DELAWARE                    19894-0001
      (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (302) 594-5000

ITEM 5.           OTHER EVENTS.

         On August 21, 2003, the Board of Directors of Hercules Incorporated, a Delaware corporation (the "Company"), approved Amendment No. 2 (the "Amendment") to the Hercules Incorporated Rights Agreement, dated as of August 4, 2000, between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (as amended, the "Rights Agreement").

         The Amendment amended the Rights Agreement by changing the expiration date of the Rights issued thereunder and the "Final Expiration Date," as set forth in Section 7(a)(i) of the Rights Agreement, to the Close of Business on September 19, 2003. As a result of the Amendment, the Rights expired, and the Rights Agreement was terminated, effective as of 5:00 p.m., New York City time, on September 19, 2003, rather than on August 4, 2010, as originally provided under the Rights Agreement.

         The foregoing summary of the amendments to the Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits. The following exhibits are filed as part of this report:
         --------

           4.1 Amendment No. 2 to the Hercules Incorporated Rights Agreement, dated as of August 21, 2003.

           99.1    Press release of Hercules Incorporated dated August 21, 2003.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 19, 2003

                                       HERCULES INCORPORATED

                                        By:   /s/ Richard G. Dahlen
                                           --------------------------
                                           Name:  Richard G. Dahlen
                                           Title: Chief Legal Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                                      Description
------                                      ------------

   4.1 Amendment No. 2 to the Hercules Incorporated Rights Agreement, dated as of August 21, 2003.

   99.1           Press release of Hercules Incorporated dated August 21, 2003.